Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements No. 333-149888, No. 333-178533 and No. 333-186336 on Form S-8, of our report dated April 16, 2013, relating to the consolidated financial statements of China Digital TV Holding Co., Ltd., its subsidiaries, its variable interest entity (the “VIE”) and the VIE’s subsidiaries (collectively, the “Group”) as of December 31, 2011 and 2012, and for the years ended December 31, 2010, 2011 and 2012, and the financial statement schedule of China Digital TV Holding Co., Ltd. (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the Group’s adoption of the authoritative guidance on the presentation of comprehensive income), and our report dated April 16, 2013, relating to the effectiveness of the Group’s internal control over financial reporting, appearing in this Annual Report on Form 20-F of China Digital TV Holding Co., Ltd. for the year ended December 31, 2012.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Beijing, the People’s Republic of China

April 16, 2013